UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Champion Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

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On April 24, 2009, the Champion Enterprises Inc. Compensation and Human Resources Committee (the “Committee”) of the Board of Directors adopted the following policy concerning gross up payments for excise taxes payable by executives:
While the Company has significantly limited the use of excise tax gross-up provisions in agreements with its executives, the Committee hereby clarifies its policy, as follows:
Prospectively, the Company will generally restrict the use of excise tax gross-up provisions in executive contracts to the recruitment of senior executives, in which case any such obligations would be triggered by both a change in control and termination of employment, and subject to a maximum three-year sunset provision.